Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of P3 Health Partners Inc. on Amendment No. 1 to Form S-1 of our report dated November 4, 2022, which includes an explanatory paragraph as to the company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of P3 Health Partners Inc. (f/k/a Foresight Acquisition Corp.) as of December 2, 2021 and December 31, 2020 and for the periods January 1, 2021 through December 2, 2021 and August 20, 2020 (inception) through December 31, 2020, which report appears in the prospectus, which is part of this Registration Statement. We were dismissed as auditors on December 3, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

New York, NY

November 4, 2022